Exhibit 1.1

THE COMPANIES LAW, 1999
A COMPANY LIMITED BY SHARES
----------------

ARTICLES OF ASSOCIATION

OF

LUMENIS LTD.

----------------

Preliminary

1.	Interpretation.

(a)	In these Articles, the following capitalized terms shall bear the meanings set forth opposite to them respectively, unless inconsistent with the subject or context.

“Articles”	shall mean these Articles of Association, as amended from time to time by a Shareholders’ resolution.

“Board of Directors”	shall mean the Board of Directors of the Company.

“Company”	shall mean Lumenis Ltd.

“Companies Law”
shall mean the Israeli Companies Law, 5759-1999, as amended from time to time, or any statutory re-enactment or modification thereof being in force at the time, and any regulations promulgated thereunder.

“Director(s)”	The member(s) of the Board of Directors appointed in accordance with these Articles holding office at any given time;

“External Director(s)”	shall mean directors appointed and serving in accordance with of the Companies Law.

“Initial Post-Offering	shall mean the 180 day period that begins on the Offering

Period”
Date; provided, however, that if (1) during the last 17 days of the Initial Post-Offering Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Initial Post-Offering Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Initial Post-Offering Period, then in each case the Initial Post-Offering Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. Any such extension will be effected via an affirmative determination by the Board of Directors in its sole discretion, and any waiver by the Representatives will likewise be affirmed via a determination by the Board of Directors.

“NIS”	shall mean New Israeli Shekels.

“Offering Date”	shall mean the date of the Underwriting Agreement.

“Office”	shall mean the current registered office of the Company.

“Office Holder”	shall have the meaning set forth in Section 1 of the Companies Law.

“Representatives”	shall have the meaning set forth in the Underwriting Agreement.

“Shareholder(s)”	shall mean the shareholder(s) of the Company, at any given time.

“Underwriting Agreement”
shall mean the underwriting agreement entered into by the Company, any selling shareholders party thereto and the underwriters listed in Schedule I to such agreement, pursuant to which the Company and any selling shareholders party thereto shall offer Ordinary B Shares for sale to the public, such shares having been registered with the U.S. Securities and Exchange Commission pursuant to a registration statement on Form F-1 (File No. 333-192679).

“in writing”	shall mean written, printed, photocopied, typed, sent via facsimile or produced by any visible substitute for writing, or partly one and partly another, and signed shall be construed accordingly.

“Year” and “Month”	shall mean a Gregorian month or year.

(b)	Unless otherwise defined in these Articles or required by the context, terms used herein shall have the meaning provided therefor under the Companies Law.

(c)	Words and expressions importing the masculine gender shall include the feminine gender, and words and expressions importing persons shall include bodies corporate.

(d)
Save as aforesaid any words or expressions defined in the Companies Law or in the Companies Ordinance (New Version), 5743-1983 (to the extent still in effect according to the provisions of the Companies Law), shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(e)	The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

2.	Amendments.

These Articles may be amended or replaced at any time and from time to time, by a Shareholders’ resolution adopted by the General Meeting, unless a provision of these Articles or the Companies Law requires a greater majority.

Limited Liability

3.
The Company is a Limited Liability Company and therefore each shareholder’s obligations to the Company’s obligations shall be limited to the payment of the par value of the shares held by such shareholder, subject to the provisions of the Companies Law.

Company’s Objectives

4.	The purpose of the Company is to engage in any legal business.

5.
The Company may extend reasonable donations for any cause that the Board of Directors finds appropriate, even if the donation is not for business considerations for the purpose of achieving profits to the Company.

Share Capital

6.	Share Capital.

(a)
The authorized share capital of the Company is NIS 90,000,000, divided into (i) NIS 45,000,000, constituted by 52,941,177 Ordinary Shares, par value NIS 0.85 per share(“Ordinary Shares”), and (ii) NIS 45,000,000, constituted by 52,941,177 Ordinary B Shares, par value NIS 0.85 per share  (“Ordinary B Shares” and collectively with the Ordinary Shares, the “Shares”). The relative portions of the authorized share capital constituted by Ordinary Shares and Ordinary B Shares shall be subject to adjustment in accordance with the provisions of paragraph (g) of this Article 6.

(b)
Except as otherwise provided herein or required by the Companies Law, the holders of Ordinary Shares and Ordinary B Shares shall at all times vote together as a single class on all matters (including the election of Directors) submitted to a vote of the Shareholders, and, as provided in Article 33, shall possess one vote for each share (whether an Ordinary Share or Ordinary B Share) held of record by them.

(c)
Subject to the preferences applicable to any class or series of preferred shares issued pursuant to paragraph (a) of Article 8, if any, outstanding at any time, the holders of Ordinary Shares and the holders of Ordinary B Shares shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of the Company as may be declared by the Board of Directors from time to time with respect to the Shares out of assets or funds of the Company legally available therefor; provided, however, that in the event that any such dividend is paid in the form of Shares or rights to acquire Shares, the holders of Ordinary Shares shall receive Ordinary Shares or rights to acquire Ordinary Shares, as the case may be (except for the distribution (if any) of Ordinary B Shares to them prior to the Offering Date), and the holders of Ordinary B Shares shall receive Ordinary B Shares or rights to acquire Ordinary B Shares, as the case may be.

(d)
Subject to the preferences applicable to any class or series of preferred shares, if any, outstanding at any time, in the event of the winding up of the Company, the holders of Ordinary Shares and the holders of Ordinary B Shares shall be entitled to share equally, on a per share basis, all assets of the Company of whatever kind available for distribution to the holders of Shares, in accordance with the provisions of Articles 58, 59 and 73.

(e)
If the Company in any manner subdivides, combines or takes another action with respect to the outstanding shares of one class of Shares pursuant to Article 9, the outstanding shares of the other class of Shares will be subdivided, combined or treated in the same manner.

(f)
Except as expressly provided in this Article 6, Ordinary Shares and Ordinary B Shares shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

(g)
Ordinary Shares shall automatically convert into Ordinary B Shares on a 1:1 basis, or shall be reclassified as Ordinary B Shares (as determined by the Board of Directors) (x) in their entirety, immediately upon the expiration of the Initial Post-Offering Period, (y) partially, on a pro rata basis among holders of Ordinary Shares, based on a decision by the Board of Directors to effect such conversion or reclassification prior to the Offering Date or during the Initial Post-Offering Period, to be reflected via its setting of a record date of Shareholders entitled to benefit from such conversion or reclassification.  The portions of the authorized share capital set forth in paragraph (a) of this Article 6 constituted by (i) Ordinary Shares shall decrease, and (ii) Ordinary B Shares shall correspondingly increase, automatically, by such number of shares, and by such NIS amount constituted thereby, as shall have been converted or reclassified pursuant to the foregoing clauses (x) and (y) of this paragraph (g) of Article 6.  The portions of the authorized and unissued share capital constituted by Ordinary Shares and Ordinary B Shares shall be unaffected, however, by any such conversion or reclassification of authorized, issued share capital pursuant to the foregoing clauses (x) and (y). Notwithstanding the foregoing, at any time following the expiration of the Initial Post-Offering Period, the Board of Directors may convert or reclassify all or any portion of the remaining authorized share capital constituted by Ordinary Shares (whether issued or unissued) into (or as) Ordinary B Shares, and the authorized share capital set forth in paragraph (a) of this Article 6 constituted by (i) Ordinary Shares shall decrease, and (ii) Ordinary B Shares shall correspondingly increase, automatically, by such  number of shares, and by such NIS amount constituted thereby, as shall have been so converted or reclassified by the Board of Directors.

(h)
Upon any conversion of Ordinary Shares to Ordinary B Shares, all rights of the holder of such converted Ordinary Shares shall cease and such person or persons shall be treated for all purposes as having become the record holder or holders of Ordinary B Shares into which such Ordinary Shares were converted.

7.	Increase of Authorized Share Capital.

(a)
The Company may, from time to time, by a Shareholders resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its authorized share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide.

(b)
Except to the extent otherwise provided in such resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares of such class included in the existing share capital without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).

8.	Special Rights; Modification of Rights.

(a)
Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by a Shareholders’ resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

(b)
(i) If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company by a resolution of the General Meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

(ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be two or more shareholders present in person or by proxy and holding not less than twenty-five percent (25%) of the issued shares of such class.

(iii) Unless otherwise provided by these Articles, the increase of an authorized class of shares, or shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 8(b), to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

9.	Consolidation, Division, Cancellation and Reduction of Share Capital.

(a)	The Company may, from time to time, by or pursuant to an authorization of a Shareholders’ resolution, and subject to applicable law:

(i)
consolidate all or any part of its issued or unissued authorized share capital into shares of a per share nominal value which is larger, equal to or smaller than the per share nominal value of its existing shares;

(ii)
divide its shares (issued or unissued) or any of them, into shares of smaller or the same nominal value (subject, however, to the provisions of the Companies Law), and the resolution whereby any share is divided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, in contrast to others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company may attach to unissued or new shares;

(iii)
cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; or

(iv)	reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)
With respect to any consolidation of issued shares and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:

(i)	determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into a share of a larger, equal or smaller nominal value per share;

(ii)	allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)	redeem, in the case of redeemable shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv)	round up, round down or round to the nearest whole number, any fractional shares resulting from the consolidation or from any other action which may result in fractional shares; or

(v)
cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 9(b)(v).

10.	Issuance of Share Certificates, Replacement of Lost Certificates.

(a)	Share certificates shall be issued under the corporate seal of the Company and shall bear the signature of one Director, or of any person or persons authorized therefor by the Board of Directors.

(b)
Each shareholder shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

(c)	A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Shareholders in respect of such co-ownership.

(d)
A share certificate which has been defaced, lost or destroyed, may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.

11.	Registered Holder.

Except as otherwise provided in these Articles or the Companies Law, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by the Companies Law, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

12.	Allotment and Repurchase of Shares.

(a)
The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot, issue or otherwise dispose of shares to such persons, on such terms and conditions (including inter alia terms relating to calls set forth in Article 14(f) hereof), and either at par or at a premium, or subject to the provisions of the Companies Law, at a discount and/or with payment of commission, and at such times, as the Board of Directors deems fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors deems fit.

(b)
The Company may at any time and from time to time, subject to the Companies Law, purchase back or finance the purchase of any shares or other securities issued by the Company, in such manner and under such terms as the Board of Directors shall determine, whether from any one or more shareholders. Such purchase shall not be deemed as payment of dividends and no shareholder will have the right to require the Company to purchase his shares or offer to purchase shares from any other shareholders.

13.	Payment in Installment.

If pursuant to the terms of allotment or issue of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.

14.	Calls on Shares.

(a)
The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon shareholders in respect of any sum which has not been paid up in respect of shares held by such shareholders and which is not, pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time, and each shareholder shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such times may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

(b)
Notice of any call for payment by a shareholder shall be given in writing to such shareholder not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made. Prior to the time for any such payment fixed in a notice of a call given to a shareholder, the Board of Directors may in its absolute discretion, by notice in writing to such shareholder, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

(c)
If pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 14, and the provision of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

(d)	Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

(e)
Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe.

(f)
Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls for payment in respect of such shares.

15.	Prepayment.

With the approval of the Board of Directors, any shareholder may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 15 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

16.	Forfeiture and Surrender.

(a)
If any shareholder fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors, may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorneys' fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon); constitute a part of, the amount payable to the Company in respect of such call.

(b)
Upon the adoption of a resolution as to the forfeiture of a shareholder's share, the Board of Directors shall cause notice thereof to be given to such shareholder, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

(c)
Without derogating from Articles 56 and 60 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)	The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

(e)
Any share forfeited or surrendered as provided herein, shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

(f)
Any shareholder whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 14(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the shareholder in question (but not yet due) in respect of all shares owned by such shareholder, solely or jointly with another.

(g)
The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall stop the Board of Directors form re-exercising its powers of forfeiture pursuant to this Article 16.

17.	Lien.

(a)
Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such shareholder in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)
The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such shareholder, his executors or administrators.

(c)
The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such shareholder in respect of such share (whether or not the same have matured), and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

18.	Sale After Forfeiture of Surrender or in Enforcement of Lien.

Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Register of Shareholders in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regularity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Register of Shareholders in respect of such share, the validity of the sale shall not be impeached by any person, and person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

19.	Redeemable Shares.

The Company may, subject to applicable law, issue redeemable shares and redeem the same. Shares (including both Ordinary Shares and Ordinary B Shares) issued by the Company may be redeemable upon terms and conditions to be set forth in a written agreement between the Company and the holder of such shares.

Transfer of Shares

20.	Registration of Transfer.

No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Shareholders in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

21.	Suspension of Registration.

The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Shareholders of registration of transfers of shares during any year for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any such period during which the Register of Shareholders is so closed.

Transmission of Shares
22.	Decedents’ Shares.

(a)
In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 22(b) have been effectively invoked.

(b)
Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a shareholder in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

23.	Receivers and Liquidators.

(a)
The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate shareholder, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a shareholder or its properties, as being entitled to the shares registered in the name of such shareholder.

(b)
Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate shareholder and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to a shareholder or its properties, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

General Meetings

24.	Annual General Meeting.

(a)
An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place, either within or out of the State of Israel, as may be determined by the Board of Directors.

(b)
Subject to the provisions of these Articles, the function of the Annual General Meeting shall be to elect the members of the Board of Directors; to appoint the Company’s auditors and to fix, or authorize the directors to fix, their remuneration, and to transact any other business which under these Articles or the Companies Law are to be transacted at a General Meeting.

25.	Special General Meetings.

All General Meetings other than Annual General Meetings shall be called "Special General Meeting". The Board of Directors may, whenever it thinks fit, convene a Special General Meeting, at such time and place, within or out of the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 63 of the Companies Law. Any Annual General Meeting or Special General Meeting will be referred to herein as a "General Meeting".

26.	Record Date for General Meeting and Other Action.

(a)
Notwithstanding any provision of these Articles to the contrary, and to allow the Company to determine the shareholders entitled to notice of or to vote at any General Meeting or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of or to take or be the subject of any other action, the Board of Directors may fix, a record date, which shall not be more than and not less than the maximum periods permitted by law. A determination of shareholders of record entitled to notice of or to vote at a meeting shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)
Any Shareholder or Shareholders of the Company requesting to add an item to the agenda of a General Meeting may submit such a request (referred to herein as a “Proposal Request”) in accordance with the Companies Law.  Subject to any requirements under the Companies Law, to be considered timely and thereby be added to such agenda, a Proposal Request must be delivered, either in person or by certified mail, postage prepaid, and received at the principal executive office of the Company, (i) in the case of a General Meeting that is an Annual General Meeting, no less than sixty (60) days nor more than one-hundred twenty (120) days prior to the date of the first anniversary of the preceding year’s Annual General Meeting, provided, however, that, in the event that the date of the Annual General Meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s Annual General Meeting, a Proposal Request by the proposing Shareholder to be timely must be so received not earlier than the close of business one-hundred twenty (120) days prior to such Annual General Meeting and not later than the close of business on the later of ninety (90) days prior to such Annual General Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, and (ii) in the case of a General Meeting that is a Special General Meeting, no earlier than one-hundred twenty (120) days prior to such Special General Meeting and no later than sixty (60) days prior to such Special General Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, subject to applicable law.  In no event shall the public announcement of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the submission of a Proposal Request as described above.  Subject to any requirements under the Companies Law, nominations of persons for election to the Board of Directors may only be made at a Special General Meeting if directors are to be elected at such meeting (a) by or at the direction of the Board of Directors or (b) by any Shareholder who is entitled to vote at the meeting and who complies with the procedures set forth in this Article.  A Proposal Request shall also set forth: (i) the name and address of the Shareholder making the request; (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iii) a description of all arrangements or understandings between the Shareholder and any other person or persons (naming such person or persons) in connection with the subject that is requested to be included in the agenda; (iii) a description of all Derivative Transactions (as defined below) by the proposing Shareholder during the previous twelve (12) month period, including the date(s) of the transaction(s) and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (iv) a declaration that all of the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board of Directors, may, in its discretion, to the extent it deems necessary, request that the Shareholder(s) making the request provide additional information necessary so as to include a subject in the agenda of a General Meeting, as the Board of Directors may reasonably require.  A “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any proposing Shareholder or any of its affiliates or associates, whether record or beneficial:  (w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the company, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (z) which provides the right to vote or increase or decrease the voting power of, such proposing Shareholder, or any of his, her or its affiliates or associates, with respect to any securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such proposing Shareholder in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such proposing Shareholder is, directly or indirectly, a general partner or managing member.  The information required pursuant to this paragraph (b) of Article 26 shall be updated as of (i) the record date of the General Meeting, (ii) five business days before the General Meeting and (iii) the General Meeting, and any adjournment or postponement thereof.

27.	Notice of General Meetings; Omission to Give Notice.

(a)
The Company is not required to give notice of a General Meeting, subject to any mandatory provision of the Companies Law. Notwithstanding anything herein to the contrary, to the extent permitted under the Companies Law, with the consent of all Shareholders entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice period than hereinabove prescribed has been given.

(b)	The accidental omission to give notice of a meeting to any Shareholder, or the non-receipt of notice sent to such Shareholder, shall not invalidate the proceedings at such meeting.

(c)
No Shareholder present, in person or by proxy, at the commencement of a General Meeting shall be entitled to seek the abolishment of any proceedings or resolutions adopted at such General Meeting on account of any defect in the notice of such meeting relating to the time or the place thereof, or any item to be acted upon at such meeting which is such that is usually acted upon at Annual General Meetings of the Company.

Proceedings at General Meetings

28.	Quorum.

(a)
No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

(b)
In the absence of contrary provisions in these Articles, two or more shareholders (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate at least twenty-five percent (25%)of the voting power of the Company, shall constitute a quorum of General Meetings.

(c)
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting (other than an adjourned separate meeting of a particular class of shares as referred to in Article 8(b)of these Articles), if the original meeting was convened upon requisition under Section 63 of the Companies Law, one or more shareholders, present in person or by proxy, and holding the number of shares required for making such requisition, shall constitute a quorum, but in any other case any two (2) shareholders (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

29.	Chairman.

The Chairman, if any, of the Board of Directors, shall preside as Chairman at every General Meeting of the Company. If at any meeting the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the Co-Chairman shall preside at the meeting. If at any such meeting both the Chairman and the Co-Chairman are not present or are unwilling to act as Chairman, Shareholders present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

30.	Adoption of Resolutions at General Meetings.

(a)
Subject to the provisions of the Companies Law or as specifically set in these Articles, including, without limitation, Article 41 below, a Shareholders resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

(b)
Every question submitted to a General Meeting shall be decided by a show of hands, but the Chairman of the Meeting may determine that a resolution shall be decided by a written ballot. A written ballot may be implemented before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot.

(c)
A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

31.	Resolutions in Writing.

Subject to the Companies Law, a resolution in writing signed by all Shareholders of the Company then entitled to attend and vote at General Meetings or to which all such shareholders have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

32.	Power to Adjourn.

(a)
The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

(b)
It shall not be necessary to give any notice of an adjournment, unless the meeting is adjourned for a date which is more than twenty-one (21) days, in which event notice thereof shall be given in the manner required for the meeting as originally called.

33.	Voting Power.

Subject to the provisions of Article 34(a) and to any provision hereof conferring special rights as to voting, or restricting the right to vote, every Shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

34.	Voting Rights.

(a)
No shareholder shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him in respect of his shares in the Company have been paid, but this Article (a) shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 8(b).

(b)
A company or other corporate body being a Shareholder of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the power, which the latter could have exercised if it were an individual Shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

(c)
Any Shareholder entitled to vote may vote either in person or by proxy (who need not be Shareholder of the Company), or, if the Shareholder is a company or other corporate body, by representative authorized pursuant to Article (b).

(d)
If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 34(d), seniority shall be determined by the order of registration of the joint holders in the Register of Shareholder.

Proxies

35.	Instrument of Appointment.

(a)	An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I		of
	(Name of Shareholder)		(Address of Shareholder)
Being a member of Lumenis Ltd. hereby appoint
of
	(Name of Proxy)		(Address of Proxy)
as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ___ day of _______, _______ and at any adjournment(s) thereof.

Signed this ____ day of ___________, ______.

(Signature of Appointor)”

or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointor of such person's duly authorized attorney, or, if such appointor is company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

(b)
Subject to the Companies Law, the instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at its Registered Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such place as the Board of Directors may specify) not less than forty eight (48) hours (or such shorter period as determined by the Board of Directors) before the time fixed for such meeting. Notwithstanding the above, the Chairman shall have the right to waive the time requirement provided above with respect to all instruments of proxies and to accept any and all instruments of proxy until the beginning of a General Meeting.

36.	Effect of Death of Appointor of Transfer of Share and or Revocation of Appointment.

(a)
A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing shareholder (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

(b)
Subject to the Companies Law, an instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the Shareholder appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 35(b) for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 35(b) hereof, or (ii) if the appointing shareholder is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such shareholder of the revocation of such appointment, or if and when such shareholder votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment, or the presence in person or vote of the appointing shareholder at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 36(b) at or prior to the time such vote was cast.

Board of Directors

37.	Powers of Board of Directors.

(a)
General. The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company by action of its shareholders at a General Meeting. The authority conferred on the Board of Directors by this Article 37 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company by action of its shareholders at a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

(b)
Borrowing Power. The Board of Directors may from time to time, at its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

(c)
Reserves. The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, including without limitation, capitalization and distribution of bonus shares, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

38.	Exercise of Powers of Board of Directors.

(a)
A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors, whether in person or by any other means by which the Directors may hear each other simultaneously.

(b)	A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

(c)	The Board of Directors may adopt resolutions, without convening a meeting of the Board of Directors, in any manner permitted by the Companies Law.

39.	Delegation of Powers.

(a)
The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to Committees, each consisting of one or more persons (who are Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulation imposed on it by the Board of Directors. The meeting and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

(b)
Without derogating from the provisions of Article 52, the Board of Directors may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors deems fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Law, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it deems fit.

(c)
The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purposes(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

40.	Number of Directors.

The Board of Directors of the Company shall consist of such number of Directors (not less than two nor more than fourteen (14), including the External Directors) as may be fixed, from time to time, by the Board of Directors of the Company.

41.	Election and Removal of Directors.

(a)
Directors shall be elected at a General Meeting by a resolution of the Shareholders represented at such meeting in person or by proxy and voting on the election of directors, and each Director shall serve, subject to Article 44 hereof, and, with respect to a Director appointed pursuant to Article 43 hereof, subject to such Article, until the Annual General Meeting following the General Meeting at which such Director was elected pursuant to this Article 41 or Article 43 hereof, or his earlier removal pursuant to this Article 41. The General Meeting, by a resolution of the Shareholders represented at such General Meeting in person or by proxy, shall be entitled to remove any Director(s) from office, to elect Directors instead of Directors so removed or to fill any vacancy, however created, in the Board of Directors.

(b)
The Directors may at any time and from time to time appoint any other person as a Director, whether to fill a vacancy or to add additional Directors to those then serving. Any Director so appointed shall hold office until the first Annual General Meeting convened after such appointment and may be re-elected.

(c)	Deleted.

(d)	The election, qualification and removal of External Directors shall be regulated by the applicable provisions set forth in the Companies Law.

(e)
Notwithstanding anything to the contrary herein, the term of directorship of a Director may commence as of a date later than the date of the Shareholders’ Resolution electing said Director, if so specified in said Shareholder Resolution.

42.	Qualification of Directors.

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.

43.	Continuing Directors in the Event of Vacancies.

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and, pending the filling of any vacancy pursuant to the provisions of Article 41, may appoint Directors to temporarily fill any such vacancy, provided, however, that if they number less than a majority of the number provided for pursuant to Article 40 hereof, they may only act in an emergency or to fill the office of director which has become vacant up to the minimum number or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 40 hereof are in office as a result of said meeting.

44.	Vacation of Office.

(a)
The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he becomes bankrupt, or (if the Director is a company) upon its winding-up, if he is prevented by applicable law from serving as a Director, or if his directorship expires pursuant to these Articles and/or applicable law.

(b)
The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

45.	Remuneration of Directors.

A director may be paid remuneration by the Company for his services as Director to the extent such remuneration shall have been approved in the manner prescribed by the Companies Law.

46.	Conflict of Interests; Approval of Related Party Transactions.

(a)
Subject to the provisions of the Companies Law and these Articles, no Director shall be disqualified by virtue of his office from holding any office or place of profit in the Company or in any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested, be avoided, nor, other than as required under the Companies Law, shall any Director be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first considered, if his interest then exists, or, in any other case, at no later than the first meeting of the Board of Directors after the acquisition of his interest.

47.	Alternate Directors.

(a)
Subject to the provisions of the Companies Law, a Director may, by written notice to the Company, appoint any individual as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time concurrent with the term of the appointing Director.

(b)
Any notice to the Company pursuant to Article 47(a) shall be given in person to, or by sending the same by mail to the attention of the Chairman of the Board of Directors at the principal office of the Company or to such other person or place as the Board of Directors shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company (at the place as aforesaid), whichever is later, in which case the notice will be effective as of the date of such consent.

(c)
An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided however, that (i) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and (ii) an Alternate Director shall have no standing at any meeting of the Board of Directors or any Committee thereof while the Director who appointed him is present.

(d)	Any individual, who qualifies to be a member of the Board of Directors, may act as an Alternate Director. One person may not act as Alternate Director for several directors.

(e)	An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

(f)
The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 44, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

Proceedings of the Board of Directors

48.	Meetings.

(a)
The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit. Subject to all of the other provisions of these Articles concerning meetings of the Board of Directors, the Board of Directors may meet by audio or video conference so long as each Director participating in such call can hear, and be heard by, each other Director participating in such call.

(b)
Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than five (5) days' notice shall be given of any meeting so convened, unless such notice is waived in writing by all of the Directors as to a particular meeting or unless the matters to be discussed at such meeting is of such urgency and importance that notice ought reasonably to be waived under the circumstances.

(c)
Notice of any such meeting may be given orally, by telephone, in writing or by mail or facsimile. Notwithstanding anything to the contrary herein, failure to deliver notice to a director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to action being taken at such meeting, by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid. Without derogating from the foregoing, no Director present at the commencement of a meeting of the Board of Directors shall be entitled to seek the abolishment of any proceedings or resolutions adopted at such meeting on account of any defect in the notice of such meeting relating to the time or the place thereof.

49.	Quorum.

Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by telephone conference of a majority of the Directors then in office who are lawfully entitled to participate in the meeting. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by telephone conference) when the meeting proceeds to business.

50.	Chairman of the Board of Directors.

The Board of Directors may from time to time, elect one of its members to be the Chairman of the Board of Directors, and another of its members as Co-Chairman, remove such Chairman and Co-Chairman from office and appoint others in their place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting or if he is unwilling to take the chair, the Co-Chairman shall preside. If both the Chairman and the Co-Chairman are not present or are unwilling to take the chair the Directors present shall choose one of their number to be the Chairman of such meeting. Neither the Chairman nor the Co-Chairman shall have a casting or additional vote.

51.	Validity of Acts Despite Defects.

All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

Chief Executive Officer and President

52.	Chief Executive Officer and President.

(a)
The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer or Officers, General Manager or Managers, or President of the Company and may confer upon such person(s), and from time to time modify or revoke, such titles and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have authority with respect of the management of the Company in the ordinary course of business. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Law and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

Minutes

53.	Minutes.

(a)
Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose, and shall be held by the Company at its principal office or its Registered Office or such other place as shall have been determined by the Board of Directors. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

(b)
Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

Dividends

54.	Declaration of Dividends.

The Board of Directors may from time declare, and cause the Company to pay, such interim or final dividend as may appear to the Board of Directors to be justified by the profits of the Company and as permitted by the Companies Law. The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.

55.	Funds Available for Payment of Dividends.

No dividend shall be paid otherwise than out of the profits of the Company.

56.	Amount Payable by Way of Dividends.

(a)
Subject to the provisions of these Articles and subject to the rights or conditions attached at that time to any share in the capital of the Company granting preferential, special or deferred rights or not granting any rights with respect to dividends, any dividend paid by the Company shall be allocated among the shareholders entitled thereto in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holdings of the shares in respect of which such dividends are being paid, without taking into account the premium paid up for the shares in excess of the nominal value, if any. The amount paid up on account of a share which has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder shall not be deemed, for the purposes of this Article, to be a sum paid on account of the share.

(b)
Whenever the rights attached to any shares or the terms of issue of the shares do not provide otherwise, shares which are fully paid up or which are credited as fully or partly paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).

57.	Interest.

No dividend shall carry interest as against the Company.

58.	Payment in Specie.

Upon the recommendation of the Board of Directors approved by a Shareholders’ Resolution, the Company (i) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and (ii) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

59.	Implementation of Powers under Article 56.

For the purpose of giving full effect to any resolution under Article 58, and without derogating from the provisions of Article 56 hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any shareholders upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Section 291 of the Companies Law, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

60.	Deductions from Dividends.

The Board of Directors may deduct from any dividend or other moneys payable to any Shareholder in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

61.	Retention of Dividends.

(a)
The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)
The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 22 or 23, entitled to become a Shareholder, or which any person is, under said Articles, entitled to transfer, until such person shall become a Shareholder in respect of such share or shall transfer the same.

62.	Unclaimed Dividends.

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company. The principal (and only the principal) of any unclaimed dividend of such other moneys shall be if claimed, paid to a person entitled thereto.

63.	Mechanics of Payment.

Any dividend or other moneys payable in cash in respect of a share may be paid be check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register of Shareholders or his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 22 or 23hereof, as applicable, or such person's bank account), or to such person and at such other address as the person entitled thereto may by writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

64.	Receipt from a Joint Holder.

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

Accounts

65.	Books of Account.

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No shareholder, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by a Shareholders’ Resolution. The Company shall make copies of its annual financial statements available for inspection by the shareholders at the principal offices of the Company.  The Company shall not be required to send copies of its annual financial statements to shareholders.

66.	Audit.

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

67.	Auditors.

The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the shareholders in General Meeting may act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

Supplementary Registers

68.	Supplementary Registers.

Subject to and in accordance with the provisions of Sections 138 to 139, inclusive, of the Companies Law, the Company may cause supplementary registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

Exemption, Indemnity and Insurance

69.	Insurance.

Subject to the provisions of the Companies Law with regard to such matters, the Company may, to the maximum extent permitted under the Companies Law, enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders imposed on such Office Holder due to an act performed by the Office Holder in the Office Holder’s capacity as an Office Holder of the Company arising from any of the following:

(a)	a breach of duty of care to the Company or to any other person;

(b)
a breach of his fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that act that resulted in such breach would not prejudice the interests of the Company; and

(c)	a financial liability imposed on such Office Holder in favor of any other person.

(d)	any other circumstances arising under the law with respect to which the Company may, or will be able to, insure an Office Holder.

70.	Indemnity.

(a)
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may, to the maximum extent permitted by law, retroactively indemnify an Office Holder of the Company with respect to the following liabilities and expenses, provided that such liabilities or expenses were imposed on such Office Holder or incurred by such Office Holder due to an act performed by the Office Holder in such Office Holder's capacity as an Office Holder of the Company:

(i)
a financial liability imposed on an Office Holder in favor of another person by any court judgment, including a judgment given as a result of a settlement or an arbitrator’s award which has been confirmed by a court in respect of an act performed by the Office Holder.

(ii)
reasonable litigation expenses, including attorneys’ fees, expended by the Office Holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, or in connection with a financial sanction, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability in lieu of a criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding or if such financial liability was imposed, it was imposed with respect to an offence that does not require proof of criminal intent.

(iii)
reasonable litigation costs, including attorney’s fees, expended by an Office Holder or which were imposed on an Office Holder by a court in proceedings filed against the Office Holder by the Company or in its name or by any other person or in a criminal charge in respect of which the Office Holder was acquitted or in a criminal charge in respect of which the Office Holder was convicted for an offence which did not require proof of criminal intent.

(iv)	any other event, occurrence or circumstances in respect of which the Company may lawfully indemnify an Office Holder of the Company.

(b)
Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may, to the maximum extent permitted by law, undertake to indemnify an Office Holder, in advance, with respect to those liabilities and expenses described in the following Articles:

(i)	Sub-Article 70(a)(i) to 70(a)(iv); and

(ii)	Sub-Article 70(a)(i), provided that the undertaking to indemnify:

(1)
is limited to such events which the Directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made and for such amounts or criterion which the Directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances; and

(2)
the undertaking to provide such indemnification shall set forth such events which the Directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made, and the amounts and/or criterion which the Directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances.

71.	Exemption.

Subject to the provisions of the Companies Law including the receipt of all approvals as required therein or under any applicable law, the Company may, to the maximum extent permitted by law, exempt and release, in advance, any Office Holder from any liability for damages arising out of a breach of a duty of care towards the Company.

72.	General.

(a)
Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to Articles 69 to 71 and any amendments to Articles 69 to 71 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

(b)
The provisions of Articles 69 to 71 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or in respect of indemnification and/or exculpation, in favor of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder; and/or any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law.

Winding Up

73.	Winding Up.

If the Company is wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the shareholders shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.

Mergers

74.	Approval of Merger.

Notwithstanding Section 327 of the Companies Law, a Shareholders’ resolution approving a merger (as defined in the Companies Law) of the Company shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

Rights of Signature, Stamp and Seal

75.	Rights of Signature, Stamp and Seal.

(a)
The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

(b)
The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

Notices

76.	Notices.

(a)
Any written notice or other document may be served by the Company upon any shareholder either personally, by facsimile transmission, or by sending it by prepaid mail (airmail if sent internationally) addressed to such shareholder at his address as described in the Register of Shareholders or such other address as he may have designated in writing for the receipt of notices and other documents.

(b)
Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company, by facsimile transmission, or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Office.

(c)	Any such notice or other document shall be deemed to have been served:

(i)	in the case of mailing, forty-eight (48) hours after it has been posted, or when actually received by the addressee if sooner than forty-eight hours after it has been posted, or

(ii)
in the case of overnight air courier, on the next day following the day sent, with receipt confirmed by the courier, or when actually received by the addressee if sooner than three business days after it has been sent;

(iii)	in the case of personal delivery, when actually tendered in person, to such shareholder (or to the Secretary or the General Manager).

(iv)
in the case of facsimile transmission, the next day following the date on which the sender receives automatic electronic confirmation by the recipient’s facsimile machine that such notice was received by the addressee.

(d)
If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 76.

(e)
All notices to be given to the shareholders shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Shareholders, and any notice so given shall be sufficient notice to the holders of such share.

(f)
Any shareholder whose address is not described in the Register of Shareholders, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(g)
Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting, containing the information required to be set forth in such notice under Article 27 hereof, which is published, within the time otherwise required for giving notice of such meeting, in:

(i)
at least two daily newspapers in the State of Israel shall be deemed to be notice of such meeting duly given, for the purposes of these Articles, to any shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located in the State of Israel; and

(ii)
one daily newspaper in the City of New York and in one international wire service shall be deemed to be notice of such meeting duly given, for the purposes of these Articles, to any shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located outside the State of Israel.

(h)	The mailing or publication date and the date of the meeting shall be counted as part of the days comprising any notice period.